EXHIBIT 99.1

CONTACT: Mark Carter, VP Strategic Initiatives and Investor Relations Officer (704) 557-8386
IMMEDIATE RELEASE August 10, 2015

Snyder’s-Lance, Inc. Reports Results for Second Quarter 2015

•	Net revenue of $431 million, an 8% increase over prior year

•	EPS of $0.27, excluding special items, up +20% to prior year

•	EPS of $0.24, including special items

•	No changes to 2015 full year financial estimates

•	Declares quarterly dividend of $0.16 per share of common stock

Charlotte, NC, - August 10, 2015 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported second quarter net revenue growth of 8% over last year, with earnings of $0.27 per diluted share excluding special items and $0.24 per diluted share including special items.

“Our team delivered solid results for the second quarter, continuing our positive momentum for 2015. Our balanced portfolio of ‘better for you’ and premium products are winning with consumers looking for snacks that taste great and provide fuel for their busy day,” said Carl E. Lee, Jr., President and CEO. “During the second quarter, core brand sales were led by Cape Cod® Kettle Chips which grew at double digits. Snyder’s of Hanover® pretzels gained significant market share during the quarter thanks to innovative new products and our new advertising campaign, ‘Discover the Pretzelbilities’™. Snack Factory® Pretzel Crisps® and Late July® both delivered strong top line performance and market share gains driven by the Clearview Division team. Lance® sandwich crackers gained market share over the latest 26 weeks, led by our balanced distribution strategy of leveraging DSD and Direct Sales to improve retail execution and reach new customers. During the second quarter, we secured new distribution for Lance® driving incremental growth for this renovated brand. Expense control across the company has been a focus all year contributing to operating margin expansion for the quarter. In addition, we accomplished two significant system implementations that came online flawlessly in the second quarter, showing once again our excellence in this area. Overall, we had a good quarter and I am very proud of our team for their commitment to winning.”

Mr. Lee continued, “Snyder’s-Lance is perfectly positioned for success as consumers and retailers continue to reshape the snacking industry. As a nimble mid-size company, we are able to respond quickly to emerging trends with our balanced portfolio and balanced distribution strategies. While the commitment to innovation and the growth of our brands is stronger than ever, we are just as determined to continue our focus on cost reductions. We have balanced our execution over the past few years to invest in manufacturing capacity, brands, systems, R&D, sales teams and productivity while increasing our margins. With most of the renovation and investment in infrastructure behind us, we are spending even more time on expanding margins and driving shareholder value. We are enthusiastic about the future as we build on our momentum.”

Second Quarter Financial Summary

•	Net revenue for the second quarter of 2015 was $431.4 million, an increase of 8.0% compared to second quarter of 2014 net revenue of $399.6 million.

•
Net income excluding special items for the second quarter of 2015 was $19.1 million, or $0.27 per diluted share, as compared to net income excluding special items of $15.8 million for the second quarter of 2014, or $0.22 per diluted share.

•
Including special items, net income for the second quarter of 2015 was $17.3 million, or $0.24 per diluted share, as compared to net income including special items of $8.2 million for the second quarter of 2014, or $0.11 per diluted share.

•
Special items for the second quarter of 2015 included after-tax expenses of $1.8 million primarily associated with legal fees and an accrual for the likely settlement of certain litigation involving industry wide packaging claims. Special items for the second quarter of 2014 included after-tax expenses of $7.6 million primarily associated with restructuring and impairment charges as well as certain transaction related expenses.

First Six Months Financial Summary

•	Net revenue for the first six months of 2015 was $833.8 million, an increase of 7.9% compared to the first six months of 2014 net revenue of $772.6 million.

•
Net income excluding special items for the first six months of 2015 was $31.1 million, or $0.44 per diluted share, as compared to net income excluding special items of $27.7 million for the first six months of 2014, or $0.39 per diluted share.

•
Including special items, net income for the first six months of 2015 was $28.0 million, or $0.39 per diluted share, as compared to net income including special items of $18.6 million for the first six months of 2014, or $0.26 per diluted share.

•
Special items for the first six months of 2015 included after-tax expenses of $3.1 million primarily associated with legal fees and an accrual for the likely settlement of certain litigation involving industry wide packaging claims. Special items for the first six months of 2014 included after-tax expenses of $9.1 million primarily associated with restructuring and impairment charges as well as certain transaction related expenses.

Dividend Declared
The Company also announced the declaration of a quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on August 31, 2015 to stockholders of record at the close of business on August 25, 2015.

Estimates for 2015
Management has not changed estimates for 2015, with net revenue for the full year expected to be in the range of $1.69 to $1.72 billion. The earnings per diluted share estimates range remains at $1.11 to $1.19, with capital expenditures for 2015 projected to be between $60 and $62 million.

Conference Call
Management will conduct a conference call and live webcast at 4:30pm eastern time on Monday, August 10, to review the Company’s second quarter 2015 results. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of the Company’s website, www.snyderslance.com. In addition, the slide presentation will be available at www.snyderslance.com to download and print approximately 30 minutes before the webcast. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 84849288. A continuous telephone replay of the call will be available between 7:30pm on August 10 and midnight on August 17. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 84849288. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Wisconsin. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Late July®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

Cautionary Information about Forward Looking Statements
This press release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions or an economic turndown; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; inability to maintain profitability in the face of a consolidating retail environment; failure to successfully integrate acquisitions or execute divestitures; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain; inadequacies in, or security breaches of, our information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest rate volatility, and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
For the Quarters and Six Months Ended July 4, 2015 and June 28, 2014

	Quarter Ended		Six Months Ended
(in thousands, except per share data)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net revenue	$431,428	$399,596	$833,769	$772,612
Cost of sales	279,945	254,707	542,924	494,537
Gross margin	151,483	144,889	290,845	278,075

Selling, general and administrative	121,844	121,312	243,768	237,376
Impairment charges	—	6,503	—	7,503
Gain on sale of route businesses, net	(74)	(297)	(867)	(1,460)
Other (income)/expense, net	(110)	501	(846)	581
Income before interest and income taxes	29,823	16,870	48,790	34,075

Interest expense, net	2,671	4,111	5,138	7,501
Income before income taxes	27,152	12,759	43,652	26,574

Income tax expense	9,758	4,584	15,676	7,910
Income from continuing operations	17,394	8,175	27,976	18,664
Income from discontinued operations, net of income tax	—	3,523	—	9,845
Net income	17,394	11,698	27,976	28,509
Net income attributable to noncontrolling interests	65	21	11	16
Net income attributable to Snyder’s-Lance, Inc.	$17,329	$11,677	$27,965	$28,493

Amounts attributable to Snyder's-Lance, Inc.:
Continuing operations	$17,329	$8,154	$27,965	$18,648
Discontinued operations	—	3,523	—	9,845
Net income	$17,329	$11,677	$27,965	$28,493

Basic earnings per share:
Continuing operations	$0.25	$0.12	$0.40	$0.27
Discontinued operations	—	0.05	—	0.14
Total basic earnings per share	$0.25	$0.17	$0.40	$0.41

Diluted earnings per share:
Continuing operations	$0.24	$0.11	$0.39	$0.26
Discontinued operations	—	0.05	—	0.14
Total diluted earnings per share	$0.24	$0.16	$0.39	$0.40

Cash dividends declared per share	$0.16	$0.16	$0.32	$0.32

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
As of July 4, 2015 and January 3, 2015

(in thousands, except share data)	July 4, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$42,619	$35,373
Restricted cash	966	966
Accounts receivable, net of allowances of $1,143 and $1,778, respectively	145,806	126,093
Inventories	126,886	116,236
Prepaid income taxes	4,738	4,175
Deferred income taxes	13,188	13,189
Assets held for sale	12,697	11,007
Prepaid expenses and other current assets	21,590	22,112
Total current assets	368,490	329,151

Noncurrent assets:
Fixed assets, net	415,997	423,612
Goodwill	540,410	541,539
Other intangible assets, net	537,224	545,212
Other noncurrent assets	23,838	23,874
Total assets	$1,885,959	$1,863,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,541	$8,561
Accounts payable	73,247	57,407
Accrued compensation	24,038	32,774
Accrued casualty insurance claims	4,199	4,320
Accrued selling and promotional costs	16,823	13,141
Other payables and accrued liabilities	27,407	24,723
Total current liabilities	154,255	140,926

Noncurrent liabilities:
Long-term debt	434,126	438,376
Deferred income taxes	170,414	168,593
Accrued casualty insurance claims	13,481	13,755
Other noncurrent liabilities	16,033	15,030
Total liabilities	788,309	776,680

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 70,672,034 and 70,406,086 shares outstanding, respectively	58,891	58,669
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—
Additional paid-in capital	782,677	776,930
Retained earnings	238,217	232,812
Accumulated other comprehensive loss	(1,450)	(1,007)
Total Snyder’s-Lance, Inc. stockholders’ equity	1,078,335	1,067,404
Noncontrolling interests	19,315	19,304
Total stockholders’ equity	1,097,650	1,086,708
Total liabilities and stockholders’ equity	$1,885,959	$1,863,388

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended July 4, 2015 and June 28, 2014

	Six Months Ended
(in thousands)	July 4, 2015	June 28, 2014
Operating activities:
Net income	$27,976	$28,509
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	35,070	29,742
Stock-based compensation expense	2,755	3,128
Loss on sale of fixed assets, net	79	398
Gain on sale of route businesses, net	(867)	(1,460)
Gain on sale of investments, net	(183)	—
Impairment charges	—	7,503
Deferred income taxes	1,818	544
Provision for doubtful accounts	751	811
Change in inventory reserves	591	(869)
Changes in operating assets and liabilities, excluding business acquisition	(18,735)	(15,125)
Net cash provided by operating activities	49,255	53,181

Investing activities:
Purchases of fixed assets	(22,947)	(33,891)
Purchases of route businesses	(10,094)	(15,018)
Proceeds from sale of fixed assets and insurance recoveries	795	471
Proceeds from sale of route businesses	12,896	16,258
Proceeds from sale of investments	436	—
Business acquisition, net of cash acquired	—	(202,260)
Net cash used in investing activities	(18,914)	(234,440)

Financing activities:
Dividends paid to stockholders	(22,560)	(22,426)
Debt issuance costs	—	(1,854)
Issuances of common stock	4,016	4,819
Repurchases of common stock	(801)	(1,160)
Repayments of long-term debt	(3,750)	(8,750)
Net proceeds from existing credit facilities	—	215,000
Net cash (used in)/provided by financing activities	(23,095)	185,629

Increase in cash and cash equivalents	7,246	4,370
Cash and cash equivalents at beginning of period	35,373	14,080
Cash and cash equivalents at end of period	$42,619	$18,450

Supplemental information:
Cash paid for income taxes, net of refunds of $651 and $164, respectively	$13,523	$13,925
Cash paid for interest	$5,487	$7,159

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
For the Quarters and Six Months Ended July 4, 2015 and June 28, 2014

(in thousands, except per share data)	Net of Tax	Per Diluted Share
Quarter Ended July 4, 2015
Income from continuing operations	$17,329	$0.243

Severance charges	(263)	(0.004)
Legal fees and accrual for potential settlement - "All Natural" litigation	1,969	0.028
Professional fees	71	0.001

Income from continuing operations, excluding special items	$19,106	$0.268

Quarter Ended June 28, 2014
Income from continuing operations	$8,154	$0.115

Impairment charges	4,188	0.059
Restructuring charges	1,968	0.028
Professional fees	1,477	0.021

Income from continuing operations, excluding special items	$15,787	$0.223

(in thousands, except per share data)	Net of Tax	Per Diluted Share
Six Months Ended July 4, 2015
Income from continuing operations	$27,965	$0.392

Severance charges	248	0.004
Legal fees and accrual for potential settlement - "All Natural" litigation	2,551	0.036
Professional fees	299	0.004

Income from continuing operations, excluding special items	$31,063	$0.436

Six Months Ended June 28, 2014
Income from continuing operations	$18,648	$0.263

Impairment charges	4,819	0.068
Restructuring charges	1,968	0.028
Professional fees	1,691	0.024
Self-funded medical insurance claim	564	0.008

Income from continuing operations, excluding special items	$27,690	$0.391